EXCHANGE AND SUPPORT AGREEMENT
This EXCHANGE AND SUPPORT AGREEMENT (the “Agreement”) made as of [], 2026 by and among Groupe Autobus Girardin Ltée (the “Holder”), Blue Bird Corporation, a corporation existing under the laws of Delaware (“Parent”), MB Callco Inc., a corporation existing under the laws of the Province of Ontario (“Callco”), MB Exchangeco Inc., a corporation existing under the laws of the Province of Ontario (the “Company” and, collectively with the Holder, the Parent and Callco, the “Parties” and each a “Party”).
RECITALS:
A.In connection with the share purchase agreement dated February 15, 2026 (the “Purchase Agreement”) by and among, inter alios, the Holder, Parent, Callco and the Company, the Company is to issue [] exchangeable shares (the “Exchangeable Shares”) to the Holder.
B.Pursuant to the Purchase Agreement, the Parties have agreed to enter into this Agreement.
C.The rights, privileges, restrictions and conditions of the Exchangeable Shares as set out in the articles of the Company provide, among other things, that the Exchangeable Shares be redeemable for consideration consisting of, among other things, shares of common stock, par value $0.0001 per share, of the Parent (the “Parent Shares”), as set forth in the Exchangeable Share Provisions of the Company (the “Exchangeable Share Provisions”).
D.The Exchangeable Share Provisions provide that Parent and Callco shall have certain overriding call rights over the Exchangeable Shares in the event of a liquidation, redemption or retraction, pursuant to which it can purchase such Exchangeable Shares from the Holder by delivering to the Holder the consideration otherwise deliverable upon a liquidation, redemption or retraction, in each case, in accordance with the Exchangeable Share Provisions.
NOW THEREFORE in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Parties hereby agree as follows:
ARTICLE 1
Article 1DEFINITIONS AND INTERPRETATION
1.1Defined Terms
In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise and the following terms shall have the following meanings:
“Allowed Delay” has the meaning set forth in Section 2.5(c);
“Broker” has the meaning set forth in Section 6.1;

“Direction Right” has the meaning set forth in Section 2.4(a);
“Equivalent Dividend” has the meaning set forth in Section 2.1(a);
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;
“Holder Information” has the meaning set forth in Section 2.5(h);
“Liquidation Call Purchase Price” has the meaning set forth in Section 5.1(a);
“Liquidation Call Right” has the meaning set forth in Section 5.1(a);
“Liquidation Put Right” has the meaning set forth in Section 5.1(d);
“Losses” has the meaning set forth in Section 2.5(h);
“Offer” has the meaning set forth in Section 2.7;
“Other Corporation” has the meaning set forth in Section 4.4(c);
“Other Shares” has the meaning set forth in Section 4.4(c);
“Other Withholding Agent” has the meaning set forth in Section 6.1;
“Parent Successor” has the meaning set forth in Section 4.1(a);
“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the registrable securities covered by a Registration Statement, and all other amendments and supplements to any such Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus;
“Redemption Call Purchase Price” has the meaning set forth in Section 5.3(a);
“Redemption Call Right” has the meaning set forth in Section 5.3(a);
“Redemption Put Right” has the meaning set forth in Section 5.3(d);
“Registration Statement” means the registration statement and any additional registration statements contemplated by Section 2.5(a), including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement;
“Retracted Shares” has the meaning set forth in the Exchangeable Share Provisions;

“Retraction Call Notice” has the meaning set forth in Section 5.2(b);
“Retraction Call Right” has the meaning set forth in Section 5.2(a);
“Retraction Call Right Purchase Price” has the meaning set forth in Section 5.2(a);
“Retraction Put Right” has the meaning set forth in Section 5.2(e);
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule;
“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule;
“SEC” means the United States Securities and Exchange Commission;
“Securities Act” means the U.S. Securities Act of 1933, as amended;
“Shortfall Cash Payment” has the meaning set forth in Section 6.1; and
“Withholding Shortfall” has the meaning set forth in Section 6.1.
1.2Interpretation Not Affected by Headings
The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.
1.3Number and Gender
Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
1.4Date of any Action
If the date on which any action is required or permitted to be taken under this Agreement by a person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.
1.5Statutes
Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2
Article 2COVENANTS OF PARENT AND THE COMPANY
2.1Covenants Regarding Exchangeable Shares
So long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent shall:
(a)not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Parent Shares unless the Company shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from Parent (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the Exchangeable Share Provisions, of any such Equivalent Dividend;
(b)advise the Company sufficiently in advance of the declaration by Parent of any dividend or other distribution on the Parent Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with the Company, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Parent Shares;
(c)take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Company, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to deliver or cause to be delivered Parent Shares or other property to the Holder in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(d)take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Parent or Callco, as the case may be, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Parent or Callco, as the case may be, to deliver or cause to be delivered Parent Shares or other property to the Holder in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;
(e)not exercise its vote as a direct or indirect shareholder of the Company to initiate the voluntary liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, without the approval of the Holder in accordance with Section 5(d) of the Exchangeable Share Provisions as long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding; and
(f)not issue or distribute and cause the Company to not issue, Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares other than in accordance with the Exchangeable Share Provisions and the provisions of this Agreement.
2.2Reservation of Parent Shares
Parent hereby represents, warrants and covenants in favour of the Company and Callco that Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Shares (or other shares or securities into which Parent Shares may be reclassified or changed as contemplated by Section 2.6) as are now and may hereafter be required to enable and permit each of Parent, Callco and the Company to meet its obligations under the Exchangeable Share Provisions and this Agreement.
2.3Notification of Certain Events
In order to assist Parent to comply with its obligations hereunder and to permit Parent or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as applicable, the Company shall notify Parent and Callco of each of the following events at the time set forth below:
(a)in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;
(b)promptly upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;
(c)immediately, upon receipt by the Company of a Retraction Request;
(d)other than in the case of a redemption occurring in connection with a Parent Extraordinary Transaction, on the same date on which notice of redemption is given to holders of Exchangeable Shares, or, in the case of a redemption occurring in connection with a Parent Extraordinary Transaction, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and
(e)as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares.
2.4Direction Rights and Delivery of Parent Shares
(a)The Parties to this Agreement hereby agree that the Company and Callco each has a right to require Parent to deliver Parent Shares (each a “Direction Right”), and upon the exercise of the Direction Right by the Company or Callco, the Company and/or Callco, as the case may be, will pay an amount equal to the fair market value of the Parent Shares as of the exercise time, unless alternative consideration is agreed to by the Parties to this Agreement, by way of (i) in the case of Callco exercising its Direction Right, Callco issuing additional shares in the capital of Callco to Parent and (ii) in the case of the Company exercising its Direction Right, the Company issuing additional Common Shares to Callco and, simultaneously, Callco issuing additional shares in the capital of Callco to Parent, following which Parent Shares will be delivered by Parent as directed. Callco and the Company will add an amount equal to the aggregate fair market value of the Parent Shares being delivered to the stated capital of any Callco shares and the Company shares, respectively, issued pursuant to an exercise of the Direction Rights.
(b)Upon notice from Callco or the Company of any event that requires Callco or the Company to deliver or cause to be delivered Parent Shares to any holder of Exchangeable Shares, Parent shall forthwith after receiving fair market value consideration therefor in accordance with Section 2.4(a) issue and deliver or cause to be delivered the requisite number of shares of Parent Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares.

All such Parent Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.
2.5Registration of Parent Shares
(a)Parent covenants and agrees that it shall (i) file with the SEC a Registration Statement covering the resale of the Parent Shares to be issued or delivered to Holders by Parent or Callco (including pursuant to the Exchange Right or the Automatic Exchange Right) as would permit the sale and distribution of all such Parent Shares from time to time pursuant to Rule 415, (ii) use its commercially reasonable efforts to cause the Registration Statement to become effective prior to the date that the contractual restrictions on resales of Parent Shares applicable to the Holder expires in accordance with the terms of such agreements, and (iii) cause the Registration Statement (or a successor or replacement Registration Statement) to remain effective at all times that any Exchangeable Shares remain outstanding, and except for any Allowed Delay (as defined below); provided, however, Parent shall be under no obligation to file a Registration Statement, cause it to become effective or maintain its effectiveness with respect to the Holder if the Holder is not an “affiliate” of Parent within the meaning of Rule 144 at the time contractual restrictions on resale of Parent Shares applicable to the Holder expire, and is then able to resell Parent Shares pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act) or another exemption under the Securities Act. The Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Parent Shares, in which case such registration shall be on a Form S-1 or another appropriate form in accordance with the Securities Act). Parent Shares will be issued in uncertificated, direct registration form, as permitted by applicable Law and charter documents. Without limiting the generality of the foregoing, Parent and Callco each covenant and agree that it will use commercially reasonable efforts to take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are reasonably necessary so that the Parent Shares to be issued or delivered to the Holder by Parent or Callco pursuant to the terms of the Exchangeable Share Provisions and this Agreement may be resold publicly in compliance with the Securities Act and all applicable state securities Laws and applicable provincial and territorial securities Laws in Canada, and will use commercially reasonable efforts to ensure that the Parent Shares will not be subject to any “hold period” resale restriction under National Instrument 45-102 – Resale of Securities of the Canadian securities regulatory authorities. The Holder acknowledges and agrees that Parent Shares issued to it will not be issued in a registered transaction, and may only be resold pursuant to the Registration Statement or in another registered transaction, and only if also qualified or registered under any applicable state Law, or in a transaction exempt from the Securities Act and any applicable state Laws, and any

Parent Shares issued to the Holder may bear, or have associated with them, a legend to such effect.
(b)It shall be a condition precedent to the obligations of the Parent to take any action pursuant to this Section 2.5 that the Holder shall furnish to Parent such information regarding the Holder, the Parent securities held by it, and any other information that is reasonably required to effect the registration of such Holder’s registrable Parent Shares, including the completion of a customary a selling security holder questionnaire.
(c)Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to all holders of registered Parent Shares included in the Registration Statement, suspend the use of the Registration Statement, including any prospectus that forms a part of the Registration Statement, if the Parent determines (i) that it would be required to make disclosure of material information in the Registration Statement that the Parent has a bona fide business purpose for preserving as confidential, (ii) it must amend the Registration Statement to include recast or other historical financial statements or financial information, whether due to a fundamental change (within the meaning of Item 512 of the SEC’s Regulation S-K) or otherwise, or (iii) it must otherwise amend or supplement the Registration Statement or the related prospectus (an “Allowed Delay”); provided, however, that Parent may not suspend the Registration Statement (x) more than two (2) times during any 12-month period, (y) more 30 consecutive days on any single occasion (or 60 days in the event of an amendment pursuant to clause (c)(ii)), and (z) more than 60 days in the aggregate during any 12-month period (or 120 days in the event of an amendment pursuant to clause (c)(ii)). Parent shall use commercially reasonable efforts to minimize the length of Allowed Delays.
(d)Parent shall promptly notify the Holder of: (i) (A) when a Registration Statement, a Prospectus or any prospectus supplement or pre- or post-effective amendment to the Registration Statement is filed, (B) when the SEC notifies Parent whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by the Holder, furnish to it a copy of such comments and Parent’s responses thereto, and (C) with respect to the Registration Statement or any post-effective amendment filed by Parent, when the same has become effective; (ii) of any request by the SEC or any other United States Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information of Parent; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Parent Shares or the initiation of any legal proceedings for that purpose; (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Parent Shares of Parent for sale in any jurisdiction, or the initiation or threatening of any legal proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Parent shall use commercially reasonable efforts to cause all Parent Shares relating to the Registration Statement to be listed on any securities exchange, quotation system or market, if any, on which similar securities issued by Parent are then listed or traded.
(f)Upon the occurrence of any event contemplated by Section 2.5(d), Parent shall use commercially reasonable efforts to, as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)All reasonable fees and expenses incident to the performance of or compliance with Section 2.5 by Parent (excluding underwriters’ discounts and commissions) shall be borne by Parent whether or not a Registration Statement is filed by Parent or becomes effective and whether or not any Parent Shares are sold pursuant to a Registration Statement.
(h)Parent shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Holder, its permitted assignees, officers, directors, agents, brokers, underwriters, investment advisors and employees, each person who controls any the Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable Law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of preparation and investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any

Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities Law, any provincial or territorial securities Law in Canada or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 2.5, except (A) to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding the Holder furnished in writing to Parent by the Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Parent Shares and was furnished in writing by the Holder expressly for use therein (“Holder Information”); (B) in the case of an occurrence of an event of the type specified in Section 2.5(d) items (ii) to (v), the use by the Holder of an outdated or defective Prospectus; or (C) amounts paid by the indemnitee in settlement of any claim or proceeding if such settlement is effected without the consent of the Parent, which consent shall not be unreasonably withheld.
(i)Holder shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Parent, its permitted assignees, officers, directors, agents, brokers, underwriters, investment advisors and employees, each person who controls any the Parent or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable Law, from and against any and all Losses, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon Holder Information, or (ii) any violation or alleged violation by Holder of the Securities Act, the Exchange Act, any state securities Law, any provincial or territorial securities Law in Canada or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 2.5.

2.6Economic Equivalence
(a)Each of Parent, Callco and the Company acknowledges and agrees that the Exchangeable Shares entitle, and are intended to entitle, the Holder to the same rights and restrictions, on a per share basis, that the Parent Shares, with respect to such holder’s Exchangeable Shares would have, as if the Holder held the such securities into which the Exchangeable Shares may be exchanged.
(b)Each of Parent, Callco and the Company agrees that, for so long as there are any Exchangeable Shares issued and outstanding, it shall use reasonable efforts to take all such actions and to do all such things as are reasonably necessary or desirable to ensure that each Exchangeable Share shall at all times be equal in all respects to the Parent Shares (whether economically, financially or otherwise) into which such Exchangeable Share could be converted, on the basis and as if any such Parent Shares were issued to the Holder and as if the Holder held such Parent Shares.
(c)So long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding:
(i)Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:
(A)issue or distribute Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to the holders of all or substantially all of the then outstanding Parent Shares by way of stock or share dividend or other distribution, other than an issue of Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) to holders of Parent Shares (1) who exercise an option to receive dividends in Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares) in lieu of receiving cash dividends, or (2) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or
(B)issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Shares entitling them to subscribe for or to purchase Parent Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Shares); or
(C)issue or distribute to the holders of all or substantially all of the then outstanding Parent Shares (1) shares or securities of Parent of any class other than Parent Shares (or securities convertible into or exchangeable for or carrying rights to acquire Parent Shares),

(2) rights, options, warrants or other assets other than those referred to in Section 2.6(c)(i)(B), (3) evidence of indebtedness of Parent or (4) assets of Parent;
unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares in accordance with the terms of the Exchangeable Share Provisions.
(ii)Parent shall not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:
(A)subdivide, redivide or change the then outstanding Parent Shares into a greater number of Parent Shares;
(B)reduce, combine, consolidate or change the then outstanding Parent Shares into a lesser number of Parent Shares; or
(C)reclassify or otherwise change the Parent Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Shares;
unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares.
(d)The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.6(c)(i) or Section 2.6(c)(ii) and each such determination shall be conclusive and binding on Parent. For the purpose of this Agreement, “economically equivalent” means economically equivalent prior to giving any consideration to the Tax consequences of the proposed event including consequences arising from differences in applicable Tax Laws of various jurisdictions.
(e)The Company agrees that, to the extent required, upon due notice from Parent, the Company shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Parent Shares and Exchangeable Shares as provided for in this Section 2.6.

2.7Tender Offers
In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the board of directors of Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of Parent, and the Exchangeable Shares are not redeemed by the Company or purchased by Parent or Callco pursuant to the Redemption Call Right, Parent and the Company will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Parent and its Subsidiaries) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Shares, without discrimination. Without limiting the generality of the foregoing, Parent and the Company will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of the Company to redeem, or Parent or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Parent Extraordinary Transaction.
2.8Parent and Subsidiaries Not to Vote Exchangeable Shares
Each of Parent and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending any meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Parent and Callco further covenants and agrees that it shall not, and shall cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.8 shall not in any way restrict the right of Parent or any of its Subsidiaries to vote their common shares of the Company.
2.9Ordinary Market Purchases
Nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.7, shall limit the ability of Parent (or any of its affiliates) to make ordinary market or other voluntary purchases of Parent Shares, including by private agreement, in accordance with applicable Laws and regulatory or stock exchange requirements.
2.10Ownership of Outstanding Shares
Without the prior approval of the Company and the prior approval of the Holder given in accordance with Section 11(b) of the Exchangeable Share Provisions, Parent covenants and agrees in favour of the Company that, as long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of the Company and Callco. Notwithstanding the foregoing, Parent shall not be in violation of this Section 2.10 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Parent or the Parent Shares pursuant to any merger or similar transaction involving Parent pursuant to which Parent is not the surviving corporation.
ARTICLE 3
Article 3AUTOMATIC EXCHANGE
3.1Grant and Ownership of Automatic Exchange Rights.
Parent and Callco hereby grant to the Holder the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for Parent Shares pursuant to this Article 3 (the “Automatic Exchange Right”).
3.2Automatic Exchange or Purchase on Liquidation or Insolvency Event.
(a)Parent will give the Holder written notice of each of the following events (each a “Liquidation Event”) at the time set forth below:
(i)in the event of any determination by the board of directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to affect any other distribution of assets of Parent among its stockholders for the purpose of winding up it affairs, at least thirty (30) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;
(ii)as soon as practicable following the earlier of, receipt by Parent of notice, or Parent otherwise becoming aware, of any threatened or instituted claim, suit, petition or other proceedings that is likely to result in the involuntary liquidation, dissolution or winding-up of Parent or to affect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof;
(iii)as soon as practicable following the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it;
(iv)as soon as practicable following (1) the filing by the Company of a petition, answer or consent seeking dissolution or winding-up in respect of the Company under any bankruptcy, insolvency or analogous Laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), (2) becoming aware of any such proceedings commenced by any other Person in respect of the Company, or (3) the consent by the Company to the filing of any such petition by any other Person or to the appointment of a receiver;
(v)as soon as practicable following the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due; and
(vi)as soon as practicable following the Company not being permitted, pursuant to solvency requirements of applicable Law, to redeem any Retracted Shares pursuant to Section 6(a) of the Exchangeable Share Provisions specified in a retraction request delivered to the Company in accordance with Section 6 of the Exchangeable Share Provisions.
    Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Shares provided for in this Section 3.2(a).
(b)Immediately prior to the effective date of a Liquidation Event (the “Liquidation Event Effective Date”), each of the then outstanding Exchangeable Shares not owned by Parent or its Subsidiaries shall be automatically exchanged for Exchangeable Share Consideration. To effect such automatic exchange, Parent shall be deemed to have purchased each Exchangeable Share outstanding on the Liquidation Event Effective Date held by the Holder, and the Holder shall be deemed to have sold all, but not less than all, of the Exchangeable Shares held by it at such time to Parent, for an amount per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by Parent delivering to the Holder the Exchangeable Share Consideration representing such Exchangeable Share Price. The Holder shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by the Company any amount in respect of declared and unpaid dividends.
(c)On the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares shall be deemed to have occurred, and the Holder shall be deemed to have transferred to Parent all of the Holder’s right, title and interest in and to such Exchangeable Shares and the Automatic Exchange Rights attaching thereto, except that the Holder shall have the right to receive the Exchangeable Share Consideration payable to the Holder by Parent upon presentation and surrender by the Holder of Exchangeable Share certificates (if any), duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require. Concurrently with such Holder ceasing to hold Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Parent

Shares issued to it as part of the Exchangeable Share Consideration pursuant to the automatic exchange of Exchangeable Shares and Parent shall promptly deliver or cause to be delivered to the Holder evidence that the Parent Shares have been issued to the Holder by Parent pursuant to such automatic exchange.
ARTICLE 4
Article 4PARENT SUCCESSORS
4.1Certain Requirements in Respect of Combination, etc.
Subject to Section 7 of the Exchangeable Share Provisions and Article 5 hereof with respect to a Parent Extraordinary Transaction, so long as any Exchangeable Shares not owned by Parent or its Subsidiaries are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, business combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation, merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:
(a)such other person or continuing corporation (the “Parent Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and
(b)such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other Parties hereunder or the holders of the Exchangeable Shares.
4.2Vesting of Powers in Successor
Whenever the conditions of Section 4.1 have been duly observed and performed, the Parties, if required by Section 4.1, shall execute and deliver the supplemental agreement provided for in Section 4.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Parent Shares shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

4.3Wholly-Owned Subsidiaries
Nothing herein shall be construed as preventing (a) the amalgamation, merger or combination of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco), provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent (other than the Company or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 4.
4.4Successorship Transaction
Notwithstanding the foregoing provisions of this Article 4, in the event of a Parent Extraordinary Transaction:
(a)in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by, one or more other corporations to which Parent is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);
(b)which does not result in an acceleration of the Redemption Date in accordance with paragraph (iii) of the definition of Redemption Date in the Exchangeable Share Provisions; and
(c)in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Extraordinary Transaction, owns or controls, directly or indirectly, Parent;
then all references herein to “Parent” shall thereafter be deemed to be references to “Other Corporation” and all references herein to “Parent Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or this Agreement including the exchange of such shares pursuant to this Agreement immediately subsequent to the Parent Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or this Agreement including the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Parent Extraordinary Transaction and the Parent Extraordinary Transaction was

completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.
ARTICLE 5
Article 5CERTAIN RIGHTS OF PARENT AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES
5.1Liquidation Call Right
In addition to the rights contained in the Exchangeable Share Provisions, Parent, Callco and the holders of the Exchangeable Shares shall have the following rights and obligations in respect of the Exchangeable Shares:
(a)Subject to the proviso in Section 5.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right, Parent and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of an amount per share equal to the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Sections 5.1(c) and (d). In the event of the exercise of the Liquidation Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares (other than Parent and its Subsidiaries) shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Liquidation Date upon payment by Parent or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.
(b)Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, Parent or Callco, as the case may be, must notify the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at fifteen (15)

Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Company will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which Parent or Callco may exercise the Liquidation Call Right, to ensure each such holder shall be able to exercise its Liquidation Put Right in accordance with Section 5.1(d). If Parent and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).
(c)For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Parent or Callco, as the case may be, shall deliver or cause to be delivered to each holder of Exchangeable Shares (other than the Parent and its Subsidiaries), at the address of such holder recorded in the securities register of the Company or holding for pick-up by such holder at the registered office of the Company, on or before the Liquidation Date, the Exchangeable Share Consideration representing the Liquidation Call Purchase Price to which such holder is entitled, less any amounts withheld pursuant to Section 6.1, upon presentation and surrender of a certificate or certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Company may reasonably require, at the registered office of the Company. Provided that such Exchangeable Share Consideration has been so delivered, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive.
(d)If neither Parent nor Callco exercises the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or the Parent) that the Parent exercise (or cause Callco to exercise) the Liquidation

Call Right in respect of the shares covered by the notice, it being understood that any notice right or other notification requirement set out in this Section 5.1 shall not apply in such circumstances (the “Liquidation Put Right”).
5.2Retraction Call Right
In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:
(a)In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6(a) of the Exchangeable Share Provisions, and subject to the limitations set forth in Section 6(b) of the Exchangeable Share Provisions that Callco shall only be entitled to exercise the Retraction Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Retraction Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to the Exchangeable Share Provisions, Parent and Callco shall each have an overriding right (the “Retraction Call Right”) to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by Parent or Callco, as the case may be, of an amount per share equal to the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by Parent or Callco, as the case may be, delivering or causing to be delivered to such holder the Exchangeable Share Consideration in satisfaction of the Retraction Call Right Purchase Price in accordance with Sections 5.2(c) and (e). Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to Parent or Callco, as the case may be, on the Retraction Date on payment by Parent or Callco, as the case may be, of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 5.2(a).
(b)Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Retracted Shares, if any, in respect of which Parent has not exercised its Retraction Call Right. To exercise its Retraction Call Right, Parent or Callco, as the case may be, must notify the Company in writing of its intention to exercise the Retraction Call Right (a “Retraction Call Notice”) within five (5) Business Days after the Company notifies Callco or Parent of its right to do so. If neither Parent nor Callco so notifies the Company within such five (5) Business Day period, the Company shall notify the holder as soon as possible thereafter that neither Callco nor Parent will exercise the Retraction Call Right, to ensure each such holder shall be able to exercise its Retraction Put Right in accordance with Section 5.2(e). If one or both of Parent and Callco delivers a Retraction Call Notice within such five (5) Business Day period and duly exercises its Retraction Call Right in accordance with this Section 5.2(b), or the holder has exercised a Retraction Put Right in relation to the Retracted Shares, the obligation of the

Company to redeem shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 6(d) of the Exchangeable Share Provisions, Parent or Callco, as the case may be, shall purchase from such holder and such holder shall sell to Parent or Callco, as the case may be, on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price (payable in the form of the Exchangeable Share Consideration). Provided that the aggregate Retraction Call Right Purchase Price has been so deposited as provided in Section 5.2(c), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.
(c)For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, Parent or Callco, as the case may be, shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of Parent or Callco, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.
(d)On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Parent or Callco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Parent Shares delivered to such holder.
(e)If neither Parent nor Callco exercises the Retraction Call Right in the manner and timing described therein, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or the

Parent) that the Parent exercise (or cause Callco to exercise), the Retraction Call Right in respect of the shares covered by the notice, it being understood that any notice right or other notification requirement set out in this Section 5.2 shall not apply in such circumstances (the “Retraction Put Right”).
5.3Redemption Call Right
In addition to the rights contained in the Exchangeable Share Provisions, Parent and Callco shall have the following rights and obligations in respect of the Exchangeable Shares:
(a)Subject to the proviso in Section 5.3(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to the Exchangeable Share Provisions, Parent and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Parent or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Sections 5.3(c) and (d). In the event of the exercise of the Redemption Call Right by Parent or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Callco, as the case may be, on the Redemption Date upon payment by Parent or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration), and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.
(b)Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Parent has not exercised the Redemption Call Right. To exercise the Redemption Call Right, Parent or Callco, as the case may be, must notify the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Extraordinary Transaction, as soon as possible and in any event within a reasonable period prior to the Redemption Date in order to ensure holders of Exchangeable Shares shall be able to exercise their Redemption Put Rights in accordance with Section 5.3(d), and (ii) in any other case, at least fifteen (15) Business Days before the Redemption Date. The Company will notify the holders of the Exchangeable Shares as to whether or not Parent and/or Callco has exercised the Redemption Call Right as soon as possible in the case of the foregoing (i) and forthwith after the expiry of the period during which Parent or

Callco may exercise the Redemption Call Right in the case of the foregoing (ii). If Parent and/or Callco exercises the Redemption Call Right, such notice from Parent and/or Callco to the Company shall set out the particulars of the Redemption Call Right and the formula for determining the Redemption Call Right Price. If Parent and/or Callco exercises the Redemption Call Right, Parent and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its Subsidiaries) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).
(c)For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Parent or Callco, as the case may be, shall deliver or cause to be delivered to each holder of Exchangeable Shares (other than the Parent and its Subsidiaries), at the address of such holder recorded in the securities register of the Company or holding for pick-up by such holder at the registered office of the Company, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price to which such holder is entitled, less any amounts withheld pursuant to Section 6.1, upon presentation and surrender of a certificate or certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles of the Company, as applicable, and such additional documents, instruments and payments as the Company may reasonably require, at the registered office of the Company. Provided that such Exchangeable Share Consideration has been so delivered, the holders of the Exchangeable Shares (other than Parent and its Subsidiaries) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Shares which such holder is entitled to receive.
(d)If neither Parent nor Callco exercises the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company or the Parent) that the Parent exercise (or cause Callco to exercise), the Redemption Call Right in respect of the shares covered by the notice, it being understood that any notice right or other notification requirement set out in this Section 5.3 shall not apply in such circumstances (the “Redemption Put Right”).

ARTICLE 6
Article 6TAX MATTERS
6.1Right to Withhold
(a)Each of Parent, the Company, Callco and any other Person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares (any such Person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, the Company, Callco, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Tax Act or United States Tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other Tax Law, in each case, as amended or succeeded. Parent, the Company, Callco, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law.
(b)To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the amount or consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), the holder shall deliver a cash payment to the Parent, the Company, Callco or the Other Withholding Agent, as applicable, equal to such Withholding Shortfall (the “Shortfall Cash Payment”). If a holder fails to deliver a Shortfall Cash Payment, Parent, the Company, Callco, and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, the Company, Callco or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, the Company, Callco or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, the Company, Callco or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, the Company, Callco or any Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable

Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. None of Parent, the Company, Callco, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.
(c)If any of Parent, the Company, Callco, and any Other Withholding Agent intends to deduct or withhold any amount from any payment to be made pursuant to the terms of this Agreement, such Person shall use commercially reasonable efforts to: (a) provide at least ten (10) Business Days’ notice in writing to the holder in respect of which such withholding may be required and include the reasonable legal basis for such withholding and (b) provide such holder with a reasonable opportunity to provide forms or other evidence that would reduce or eliminate any such amounts otherwise required to be deducted and withheld, including relief that may be available under the Income Tax Treaty. In order to substantiate the foregoing entitlement, holders of Exchangeable Shares agree to provide, and update as necessary, properly executed Form W-8s (e.g., Form W-8BEN-E, W-8BEN, etc.), as applicable. Each of Parent, the Company, Callco, the Broker or any Other Withholding Agent, as applicable, shall take into account the Form W-8s provided by the holders of Exchangeable Shares, and shall in reliance on such forms, apply the reduced withholding rate on dividends under Art. X(2)(a) or (b) of the Income Tax Treaty as applicable.
(d)As soon as practicable after any payment of withheld amounts to the appropriate tax authority pursuant to this Section 6.1, the Holder shall be provided with evidence of such payment reasonably satisfactory to the Holder.
ARTICLE 7
Article 7GENERAL
7.1Term
This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Parent and any of its Subsidiaries.
7.2Changes in Capital of Parent and the Company
Notwithstanding the provisions of Section 7.4, at all times after the occurrence of any event contemplated pursuant to Section 2.6 and Section 2.7 or otherwise, as a result of which either Parent Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.
7.3Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.
7.4Amendments, Modifications
Subject to Section 7.2 and Section 7.3, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, Callco, the Company and the Holder. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.
7.5Ministerial Amendments
Notwithstanding the provisions of Section 7.4, the Parties may in writing at any time and from time to time, without the approval of any other holder of Exchangeable Shares, amend or modify this Agreement (approval of the Holder not to be unreasonably withheld or delayed) for the purposes of:
(a)adding to the covenants of any or all of the parties hereto, provided that such additions will not be prejudicial to the rights or interests of the Holder;
(b)evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 4;
(c)making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, it may be expedient to make, provided that such amendments or modifications will not be prejudicial to the rights or interests of the Holder; or
(d)making such changes or corrections hereto which, on the advice of counsel to Parent, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that such changes or corrections will not be prejudicial to the rights or interests of the Holder.
7.6Enurement
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.
7.7Notices to Parties
All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given:
(a)if to Parent, to:

3920 Arkwright Rd Suite 200
Macon, Georgia 31210

Attention: Ted Scartz
Email: ted.scartz@blue-bird.com
(b)with a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309
Attention: W. Benjamin Barkley; Sara Fon Miller
Email: BBarkley@ktslaw.com; SMiller@ktslaw.com
(c)if to Callco or the Company, to:

100 King Street West Suite 6200, 1 First Canadian Place
Toronto, Ontario Canada M5X 1B8

Attention: Ted Scartz
Email: ted.scartz@blue-bird.com

with a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309
Attention: W. Benjamin Barkley; Sara Fon Miller
Email: BBarkley@ktslaw.com; SMiller@ktslaw.com

with a copy (which shall not constitute notice) to:
Osler, Hoskin & Harcourt LLP

Suite 2700, Brookfield Place
225 – 6th Avenue S.W.
Calgary, Alberta, Canada T2P 1N2

Attention: Dan Shea; Mike Proudfoot
Email: dshea@osler.com; mproudfoot@osler.com
(d)if to the Holder, at:
4000 rue Girardin
Drummondville, Quebec
J2E 0A1 Canada

Attention: Steve Girardin; Dave Girardin
Email: steve.girardin@girardin.com; dave.girardin@girardin.com with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
800 Victoria Square, Suite 3500
Montreal, Quebec H3C 0B4
Attention: Jean Michel Lapierre; Simon Bisson
Email: jmlapierre@fasken.com; sbisson@fasken.com
or such other address or email as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) on the day of sending, if sent by email prior to 5:00 p.m., New York City time, on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m., New York City time, on any Business Day or on any day other than a Business Day or (b) if given by any other means, when delivered at the address specified in this Section 7.7.
7.8Counterparts
This Agreement may be executed by electronic signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by the other party hereto.
7.9Jurisdiction
This Agreement and all proceedings arising in whole or part under or in connection herewith shall be interpreted, construed, performed, governed and enforced by and in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the Law of another jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the Ontario courts sitting in the City of Toronto or, only if such court does not accept or have jurisdiction, such other court of competent jurisdiction located in the City of Toronto, in respect of any proceeding arising out of or relating to this Agreement, the documents referred to in this Agreement, or the transactions contemplated hereby or thereby, and each hereby waives, and agrees not to assert, as a defense, by motion or otherwise, in any such proceeding that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and each of the parties irrevocably agrees that it is the intention of each such party that all claims with respect to such proceeding shall be heard and determined in such a court and, in particular, be placed on the Commercial List of the Ontario Superior Court of Justice.
7.10Language
The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

BLUE BIRD CORPORATION
By:
Name:
Title:

MB CALLCO INC.
By:
Name:
Title:

MB EXCHANGECO INC.
By:
Name:
Title:

GROUPE AUTOBUS GIRARDIN LTÉE

Per:
Name:
Title: